Exhibit 99.1

CIT Completes Sale of Commercial Aircraft Leasing Business to Avolon Holdings for $10.4 Billion

Proceeds will fund significant capital return to shareholders and liability management actions to enhance shareholder value

NEW YORK – April 4 – CIT Group Inc. (NYSE: CIT) today announced that it completed the sale of its commercial aircraft leasing business to Avolon Holdings Limited (Avolon), the international aircraft leasing company and wholly-owned subsidiary of Bohai Capital Holding Co. Ltd., for a purchase price of $10.4 billion.

CIT will use the cash proceeds from the transaction to fund approximately $3 billion in capital return to shareholders and redeem $5.8 billion in senior unsecured debt. The liability management and capital return actions are expected to be initiated as soon as practicable and before the end of April. Separately, the company continues to evaluate the issuance of approximately $325 million of Tier 1 qualifying preferred stock, which would allow for an incremental return of an equivalent amount of common equity.

“This marks the completion of a landmark transaction that will further simplify our business model, enhance our core funding profile and enable us to return significant capital to our shareholders,” said Chairwoman and Chief Executive Officer Ellen R. Alemany. “I want to thank the CIT team for successfully achieving this milestone in our strategic plan. As we look ahead, we will continue to strengthen our position as a leading national bank for lending and leasing to the middle market and small businesses, while driving long-term shareholder value.”

With the completion of this transaction, as well as the recent sale of CIT’s stake in the TC-CIT aviation joint ventures, CIT has now exited the commercial aircraft leasing business. CIT’s Commercial Finance business will continue to work with aircraft owners, manufacturers, suppliers and service providers in the industry to offer loans for commercial aircraft, aircraft engines and aircraft parts as part of its Aerospace, Defense & Government Finance business.

J.P. Morgan Securities LLC served as exclusive financial advisor, and Wachtell, Lipton, Rosen & Katz served as legal counsel to CIT.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events,

which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that (i) CIT is unsuccessful in implementing its Amended Capital Plan on the timing and terms contemplated,(ii) CIT is unsuccessful in implementing its strategy and business plan, (iii) CIT is unable to react to and address key business and regulatory issues, (iv) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements, or (v) CIT becomes subject to liquidity constraints and higher funding costs. We describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

About CIT

Founded in 1908, CIT (NYSE: CIT) is a financial holding company with $64 billion in assets as of Dec. 31, 2016. Its principal bank subsidiary, CIT Bank, N.A., (Member FDIC, Equal Housing Lender) has more than $30 billion of deposits and more than $40 billion of assets. CIT provides financing, leasing, and advisory services principally to middle-market companies and small businesses across a wide variety of industries. It also offers products and services to consumers through its Internet bank franchise and a network of retail branches in Southern California, operating as OneWest Bank, a division of CIT Bank, N.A. For more information visit cit.com.

MEDIA CONTACT
Gina Proia
212-771-6008
Gina.Proia@cit.com

INVESTOR CONTACT

Barbara Callahan
973-740-5058
Barbara.Callahan@cit.com